Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in this Registration Statement on Form S-8 of Renasant Corporation and any related prospectus of our reports dated February 23, 2024, relating to our audits of the consolidated financial statements and the effectiveness of internal control over financial reporting of Renasant Corporation, appearing in the Annual Report on Form 10-K of Renasant Corporation for the year ended December 31, 2023.

/s/ HORNE LLP

Memphis, Tennessee
October 29, 2024